[Name and Address]


                          INVESCO SHORT-TERM BOND FUND
                            INVESCO BOND FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

      This proxy is being solicited on behalf of the Board of Directors of INVESCO Bond Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Short-Term Bond Fund, a series of the Company
("Short-Term Bond Fund").  The undersigned  hereby appoints as proxies [       ]
and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in Short-Term Bond Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and Short-Term Bond Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

       [INVXXX]            KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                          INVESCO SHORT-TERM BOND FUND
                            INVESCO BOND FUNDS, INC.

VOTE ON DIRECTORS                                   FOR   WITHHOLD   FOR ALL
                                                    ALL      ALL     EXCEPT

3.   Election of the Company's Board of             / /      / /       / /        To withhold authority
     Directors; (1) Charles W. Brady; (2) Fred A.                                 to vote for any
     Deering; (3) Mark H. Williamson;                                             individual nominee(s),
     (4) Dr. Victor L. Andrews; (5) Bob R. Baker;                                 mark "For All Except"
     (6) Lawrence H. Budner; (7) Dr. Wendy Lee                                    and write the
     Gramm; (8) Kenneth T. King; (9) John W.                                      nominee's number on
     McIntyre; and (10) Dr. Larry Soll                                            the line below.
                                                                                  ----------------------



VOTE ON PROPOSALS                                                          FOR     AGAINST  ABSTAIN


1.   Approval of  a plan of reorganization and termination under which     / /       / /       / /
     INVESCO  Select   Income  Fund  ("Select  Income  Fund"), also  a
     series  of  the   Company, would  acquire all  of the   assets of
     Short-Term  Bond Fund in exchange solely   for shares of Select
     Income Fund and the assumption by   Select    Income    Fund   of
     all  of  Short-Term  Bond  Fund's liabilities,  followed  by  the distribution of those shares  to the  shareholders  of Short-Term
     Bond  Fund, all as described in the accompanying Prospectus/Proxy
     Statement;

2.   Approval of changes to the fundamental  investment policies;          / /       / /       / /

/ /  To  vote  against  the  proposed  changes  to  one or more of the specific fundamental investment policies,  but to approve others,
     PLACE AN "X" IN THE BOX AT left and indicate the number(s)(as set
     forth  in   the   proxy  statement) of  the  investment policy or
     policies you do not want to change on the line below.

     -----------------------------------------------------------------

4.   Ratification  of  the selection of PricewaterhouseCoopers LLP  as     / /       / /       / /
     the Company's Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

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Signature                                         Date


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Signature (Joint Owners)                          Date